Exhibit 10.12.1

SUNSHINE SILVER MINING & REFINING CORPORATION

AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

1.             Purpose.  The purpose of the Amended and Restated Sunshine Silver Mining & Refining Corporation Long Term Incentive Plan (the “Plan”) is to recognize the contributions made by Employees (as defined below), consultants and Directors (as defined below) of Sunshine Silver Mining & Refining Corporation (the “Company”) or a Subsidiary and to provide such persons with an additional incentive to use maximum efforts for the future success of the Company and any Subsidiary and to enhance the ability of the Company or a Subsidiary to attract, retain and motivate individuals upon whom the Company’s sustained growth and financial success depend by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire Awards (as defined below).

2.             Definitions.  As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

“Associate” means (i) any company of which such person or company beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of the company for the time being outstanding, (ii) any partner of that person or company, (iii) any trust or estate in which such person or company has a substantial beneficial interest or as to which such person or company serves as trustee or in a similar capacity, (iv) any relative of that person who resides in the same home as that person, (v) any person who resides in the same home as that person and to whom that person is married or with whom that person is living in a conjugal relationship outside marriage, or (vi) any relative of a person mentioned in clause (v) who has the same home as that person.

“Authorized Officer” means the Chairman of the Board, the Chief Executive Officer of the Company or the senior human resources officer of the Company (or any other senior officer of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish in accordance with the objectives of the Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award.  The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed.  Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

“Board” or “Board of Directors” means the Board of Directors of the Company duly elected by the shareholders of the Company.

“Cash Award” means an Award denominated in cash.

“Change of Control” means (i) any merger or consolidation of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than a controlling interest in the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions in which control of the Company is acquired by a person or group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto; or (iii) a sale or other disposition of all or substantially all of the assets of the Company; provided that in no event will a Change of Control include any of the following transactions: (A) any consolidation, merger or similar transaction effected exclusively to change the domicile of the Company; (B) any transaction or series of transactions in which voting securities of the Company are issued principally for bona fide financing purposes or any successor or indebtedness or equity securities of the Company are cancelled or converted or a combination thereof, including, without limitation, an initial public offering or other offering of the Company’s capital stock; (C) any acquisition of such voting power by an individual or entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company; or (D) any transaction where control of the Company, the surviving parent entity or the entity to which all or substantially all of the Company’s assets are transferred in the transaction or series of transactions is controlled directly or indirectly by one or more Kaplan Parties.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board of Directors, or a committee of the Board of Directors appointed in accordance with Section 3 of the Plan, when acting in connection with the administration of the Plan.

“Common Stock” means the common stock, par value $.001 per share, of the Company.

“Company” means Sunshine Silver Mining & Refining Corporation, a Delaware corporation.

“Continuous Service” means that the Participant’s service with the Company or a Subsidiary, whether as an Employee, consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an Employee or Director or transfers between locations of the Company or between the Company, its, Subsidiaries, or their respective successors, provided that there is no interruption or termination of the Participant’s service. For example, a change in status from an Employee of the Company to a Director will not constitute an interruption of Continuous Service. Notwithstanding the foregoing, a Participant’s Continuous Service shall be deemed to have terminated with respect to all Incentive Stock Options granted to such Participant on such date as such Participant’s Continuous Service as an Employee terminates. To the extent permitted by law and any leave of absence policy of the Company, the Committee in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave; provided, however, a Participant’s Continuous Service shall not be deemed to have been terminated because of an approved leave of absence from active service with the Company or a Subsidiary on account of temporary illness, authorized vacation, or granted for reasons of professional advancement, education, health, or government service, or during military leave for any period that is required by the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”) (if the Participant returns to active service with the Company or a Subsidiary within the period required by USERRA after termination of military leave), or during any period required to be treated as a leave of absence by virtue of any applicable and binding statute (such as the Family and Medical Leave Act of 1993, as amended), personnel policy, or employment agreement. Whether an authorized leave of absence constitutes termination of Continuous Service hereunder shall be determined by the Committee. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a termination of Continuous Service.

“Control” (including its correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means, with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the beneficial ownership of voting securities, by contract or otherwise.

“Covered Employee” means any Employee who is or may be a “covered employee,” as defined in Code Section 162(m).

“Deferred Stock Unit” means a unit evidencing the right to receive at a future date one share of Common Stock.  Payment by the Company in respect of Deferred Stock Units may be made in the form of cash or Common Stock or a combination thereof as determined by the Committee.

“Deferred Stock Unit Award” means an award in the form of Deferred Stock Units.

“Director” means each member of the Board of Directors of the Company.

“Disability” means (i) in the case of a Participant who receives an Award and whose employment arrangement with the Company or a Subsidiary is subject to the terms of an employment agreement between such Participant and the Company or Subsidiary, which employment agreement includes a definition of “Disability,” the meaning set forth in such agreement for “Disability” during the period that agreement remains in effect; and (ii) in all other cases, the term “Disability” as used in the Plan or any Award Agreement shall have the meaning set forth in Section 22(e)(3) of the Code; provided, however, that as to any award under the Plan that consists of deferred compensation subject to Section 409A of the Code, the definition of “Disability” shall be deemed modified to the extent necessary to comply with Section 409A of the Code.

“Dividend Equivalents” means, in the case of Stock Awards, including Deferred Stock Units and Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the term of the Stock Awards, as applicable, on a like number of Shares.

“Effective Date” means the date on which this Plan is approved by the stockholders of the Company.

“Employee” means any person, including officers, employed by the Company or a Subsidiary, and any person who is a “common law” employee of the Company or a Subsidiary under United States Internal Revenue Service Revenue Ruling 87-41 (or any successor ruling) or who is a “leased employee” of the Company or a Subsidiary as described in Appendix E of Statement of Financial Accounting Standard No. 123 (revised 2004) Share Based Payments. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a Participant may exercise his right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Fair Market Value” means, as of a particular date, the value of the Common Stock determined as follows: (i) if the Common Stock is traded in a public market, then the Fair Market Value per share shall be, (A) if the Common Stock is listed on a national securities exchange in the United States and the majority of the trading volume and value of the Common Stock occurs on such national securities exchange, the last reported sale price thereof on the relevant date (or if no Shares of Common Stock were traded on such date, the next preceding date on which the Common Stock was traded), provided that, if the Common Stock is listed on a national securities exchange in Canada, the Fair Market Value per share shall be the VWAP on such national securities exchange for the five (5) trading days immediately preceding such date, or (B) if the Common Stock is not so listed or included, the average of the last reported “bid” and “asked” prices thereof on the relevant date (or if no Shares of Common Stock were traded on such date, the next preceding date on which the Common Stock was traded) as reported on the OTC Bulletin Board, or the Fair Market Value per share as determined by any other method adopted by the Committee from time to time as the Committee may deem appropriate or as may be required in order to comply with applicable laws and regulations; and (ii) at any time at which the Common Stock is not traded in a public market, then the Fair Market Value per share shall be determined by the Board, acting in good faith using a reasonable application of a reasonable method taking into consideration the provisions of the Treasury Regulations promulgated under Section 409A of the Code, and such determination shall be final and binding for all purposes of the Plan.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

“Incentive Stock Option” or “ISO” means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

“Insider” means (a) a Director or officer of the Company; (b) a Director or officer of a person or company that is itself an Insider or subsidiary of the Company; (c) a person or company that has (i) beneficial ownership of, or control or direction over, directly or indirectly, more than 10% of the voting rights attached to the outstanding voting securities of the Company, or (ii) a combination of beneficial ownership of, and control or direction over, directly or indirectly, more than 10% of the voting rights attached to the outstanding voting securities of the Company; (d) the Company, where the Company has purchased, redeemed or otherwise acquired a security of its own issue, for as long as it continues to hold that security; or (e) Associates and Affiliates of an Insider. For purposes of this definition, an entity shall be deemed to be an Affiliate of another entity if one of them is the subsidiary of the other or if both are subsidiaries of the same entity or if each of them is controlled by the same entity.

“Kaplan Party” means (A) Thomas S. Kaplan or Dafna Recanati Kaplan; (B) any spouse, parent, sibling or descendant (including by adoption) of either of the persons referred to in clause (A) above; (C) any trust created for the benefit of any of the persons described in clauses (A) or (B) above or any trust for the benefit of such trust; or (D) any person controlled by one or more of the persons referred to in clauses (a), (B) or (C) above.

“Non-Employee Director” means a Director who either (i) is not a current Employee or officer of the Company or a Subsidiary and does not receive compensation directly or indirectly from the Company or a Subsidiary for services rendered as a consultant or in any capacity other than as a Director, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act.

“Nonqualified Stock Option” means an Option that is not intended to qualify, or otherwise does not qualify, as an “incentive stock option” within the meaning of Section 422 of the Code.

“Option” means either an ISO or a Nonqualified Stock Option granted under the Plan.

“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Award” means an Award made pursuant to the Plan to a Participant which is subject to the attainment of one or more Performance Goals.

“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Restricted Stock” means a share of Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Award” means an Award in the form of Restricted Stock.

“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock of the Company that are the subject of Awards.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified Exercise Price.

“Stock Award” means an Award in the form of shares of Common Stock, including a Deferred Stock Unit Award, a Restricted Stock Award and a Restricted Stock Unit Award, excluding Options and SARs. Payment by the Company in respect of Stock Awards  may be made be in the form of cash or Common Stock or a combination thereof as determined by the Committee.

“Subsidiary” means a corporation that is a subsidiary corporation with respect to the Company within the meaning of Section 424(f) of the Code.

“Ten Percent Shareholder” means an Employee who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Subsidiary.

“VWAP” means the volume weighted average trading price of the Common Stock, calculated by dividing the total value by the total volume of Common Stock traded for the relevant period.

3.             Administration of the Plan. The Plan shall be administered by the Board; however, the Board may designate a committee composed of two or more Non-Employee

Directors to administer the Plan in its stead. Any such committee so designated by the Board to administer the Plan shall be constituted as necessary to comply with the legal requirements, if any, relating to the administration of the types of Awards granted under the Plan imposed by applicable corporate and securities laws, the Code and any stock exchange or national market system upon which the Common Stock is then listed or traded. Notwithstanding anything to the contrary contained in this Section 3, the Board shall constitute the Committee and administer the Plan with respect to Awards granted to Non-Employee Directors.

(a)           Meetings. The Committee may hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(b)           Powers of Committee. The Committee shall have the power, subject to the express provisions of the Plan:

(i)            To determine from time to time which of the eligible persons under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combinations of types of Awards shall be granted; the provisions of each Award granted, which need not be identical.

(ii)           To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)          Generally, to exercise such other powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or any Awards.

(c)           Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards under the Plan, provided that this Subsection 3(c) shall not apply to: (i) any breach of such member’s duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; and (iii)  any transaction from which the member derived an improper personal benefit.

(d)           Indemnification. Service on the Committee shall constitute service as a member of the Board of the Company. Each member of the Committee shall be entitled without further action on such person’s part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Certificate of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which such person may be involved by reason of such person’s being or having been a member of the

Committee, whether or not such person continues to be a member of the Committee at the time of the action, suit or proceeding.

(e)           Effect of Committee Action. The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing same) shall be made in its discretion and need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. All determinations and interpretations made by the Committee shall be final, binding and conclusive on all persons, including without limitation, all Participants and persons claiming rights from or through a Participant.

(f)            Delegation. The Committee may delegate any of its authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act, subject to Section 3(b) above, to the Board or to any other committee of the Board, provided such delegation is made in writing and specifically sets forth such delegated authority.  The Committee may also delegate to an Authorized Officer authority to execute on behalf of the Company any Award Agreement.  The Committee and the Board, as applicable, may (i) delegate the authority to officers or employees of the Company or a Subsidiary or (ii) engage or authorize the engagement of a third-party administrator to carry out administrative functions under the Plan.  Any such delegation hereunder shall only be made to the extent permitted by applicable law.

4.             Shares Subject to Plan. Subject to adjustment as provided in Section 9, the number of Shares that may be issued pursuant to Awards shall not exceed, in the aggregate, 15,000,000 Shares; provided that, starting on January 1, 2022, on January 1 of each year, the total number of Shares available for issuance under the Plan may be increased by an amount equal to the lesser of (i) 2.5% of the Company’s issued and outstanding Shares on December 31 of the immediately preceding year or (ii) such other number of Shares as determined by the Board in its discretion. The Shares shall be issued from authorized and unissued or reacquired Common Stock, including Shares repurchased by the Company. If an Option or SAR shall for any reason expire or otherwise terminate without having been exercised in full for any reason, or if all or any portion of the Shares subject to a Stock Award shall be forfeited for any reason, the Shares for which the Option or SAR was not exercised or the Shares so forfeited shall revert to, and may again become available for the grant of one or more Awards under the Plan.

(a)           The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

(b)           No Awards shall be granted under the Plan following the tenth anniversary of the Effective Date; provided, however, that all Awards granted under the Plan prior to such date shall remain in effect until: (i) in the case of Options or SARs, such Options or SARs have been exercised or terminated in accordance with the Plan and the terms of such Awards, (ii) in the case of Stock Awards, the Shares subject to such Award are no longer subject to any restrictions (including, without limitation, any risk of forfeiture) or have been returned to the Company in accordance with the Plan and the terms of the applicable Award Agreement; or (iii) in the cash of Cash Awards, the amounts subject to such Award have been paid or the Cash Award has been forfeited or terminated, as applicable.

(c)           Insider Participation Limit. Notwithstanding anything to the contrary contained in the Plan, the number of shares of Common Stock issued to Insiders, within any one-year period, and issuable to Insiders, at any time, under the Plan shall not exceed 10% of the Company’s total issued and outstanding shares of Common Stock at any particular time.

5.             Eligibility for Employees.

(a)           Eligibility for Grant of Awards. Employees shall be eligible to receive Awards at the sole discretion of the Committee.

(b)           Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an ISO unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock on the date of grant, and the Option is not exercisable after the expiration of five (5) years from the date of grant.

6.             Consultants and Non-Employee Director Grants under the Plan. Notwithstanding any provision of the Plan to the contrary, each Non-Employee Director of the Company and consultants shall be eligible to be granted Awards under the Plan, other than ISOs, at the discretion of the Board.

7.             Award Agreements and Terms. The Committee shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the Participants who are to be the recipients of such Awards.  Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company.  Awards may be granted singly, in combination or in tandem.  Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided, however, that, except as contemplated in Section 9 hereof, no Option or SAR may be issued in exchange for the cancellation of an Option or SAR with a higher Exercise Price nor may the Exercise Price of any Option or SAR be reduced.  All or part of an Award may be subject to conditions established by the Committee.  Upon the termination of service by a Participant, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant.

A.            Options. Each Option granted under the Plan shall be a Nonqualified Stock Option, unless the Option specifically shall be designated at the time of grant to be an ISO. If any Option designated as an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Nonqualified Stock Option for all purposes under the provisions of the Plan. Each Option granted pursuant to the Plan shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve; which Award Agreement shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan. The exercise period for an Option shall extend no more than 10 years after the Grant Date, except that the exercise period for an ISO that is granted to a Ten Percent Shareholder shall be five years.  Options may not include provisions that “reload” the Option upon exercise.

(a)           Exercise Price. Each Award Agreement shall state the Exercise Price applicable to the Option granted therein. Subject to the provisions of Section 5(b) with respect to a Ten Percent Shareholder granted an ISO, the Exercise Price of any Option, whether a Nonqualified Stock Option or an ISO, shall in no event ever be less than 100% of the Fair Market Value of the Shares subject to the Option on the Grant Date as determined by the Committee in accordance with this Section 7A(a). Notwithstanding the foregoing, an Option may be granted with an Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, subject to the approval of the TSX.

(b)           Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Exercise Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased.

(c)           Method of Payment. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Committee in its sole discretion, by one or more of the following methods. The Committee shall have authority to grant Options that do not entitle the Participant to use all methods or that require prior written consent of the Company to use certain of the methods. The methods of payment of the Exercise Price are:

(i)            cash or check payable in clearinghouse funds to the order of the Company;

(ii)           by delivery to the Company of other Shares of Common Stock which, unless otherwise determined by the Committee, have been held for more than six (6) months;

(iii)          by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of the Shares with a Fair Market Value that does not exceed the Exercise Price; provided, however, that the Company shall accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate Exercise Price not so satisfied, provided further that the Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent so applied or withheld to satisfy tax withholding obligations pursuant to Section 16 below; or

(iv)          any other form of legal consideration that may be acceptable to the Committee.

(d)           Limitation on ISO Grants. To the extent that the aggregate Fair Market Value of the Shares of Common Stock (determined at the time the ISO is granted) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all incentive stock option plans of the Company or its Subsidiaries in which such Participant has been granted ISOs exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options, notwithstanding any contrary provision of the applicable Award Agreement.

B.            Stock Appreciation Rights. An Award may be in the form of an SAR.  The Exercise Price for an SAR shall not be less than the Fair Market Value of the Common Stock on the Grant Date.  The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both.  The exercise period for an SAR shall extend no more than 10 years after the Grant Date.  SARs may not include provisions that “reload” the SAR upon exercise.  Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee.

C.            Stock Awards. An Award may be in the form of a Stock Award.  The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee, and subject to the applicable requirements described herein.

D.            Cash Awards. An Award may be in the form of a Cash Award.  The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

E.            Performance Awards. Without limiting the type or number of Awards that may be made under the other provisions of the Plan, an Award may be in the form of a Performance Award.  The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee.  The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(a)           Performance Awards shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

8.             Change of Control.

(a)           Options and SARs. Unless otherwise provided in an applicable Award Agreement, upon the consummation of a Change of Control where Options or SARs are not continued, assumed (or substituted) by the Company (or surviving corporation or ultimate parent corporation in a Change of Control transaction), the Committee may, in its sole discretion, (i) provide for full or partial vesting of any outstanding Option or SAR, (ii) determine that any or all outstanding Options or SARs granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Option or SAR may receive for each share of Common Stock subject to such Option or SAR cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a share of Common Stock in connection with such transaction and the Exercise Price multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Option or SAR is not then exercisable, the Option or SAR will be canceled and terminated without payment therefor.

(b)           Stock Awards. The Committee shall have the discretion to provide in each Award Agreement relating to Stock Awards the terms and conditions that relate to the lapse of any restrictions on the Shares subject thereto, including without limitation any risk of forfeiture, in the event of a Change of Control, which terms and conditions may vary in each such Award Agreement. The Committee may provide for lapse of restrictions on any Shares subject to a Stock Award prior to a Change of Control in the applicable Award Agreement or by unilateral amendment to any such Award Agreement after the grant of any such award.

9.             Adjustments.

(a)           The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)           In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under the Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 4, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the Exercise Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, (v) the Stock-Based Award Limitations and (vi) any other limitations contained within the Plan shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction.  In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (1) the number of shares of Common Stock reserved under the Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 4, (2) the number of shares of Common Stock covered by outstanding Awards, (3) the Exercise Price or other price in respect of such Awards, (4) the appropriate Fair Market Value and other price determinations for such Awards, (5) the Stock-Based Award Limitations and (6) any other limitations contained within the Plan; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

(c)           In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, to (i) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award (and for awards not granted under the Plan), regardless of whether in a transaction to which Code Section 424(a) applies, (ii) provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, (iii) provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof, (iv) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Awards as of the date of such event, which, in the case of any Option, shall be the amount equal to the excess of the Fair Market Value of a share as of such date over the Exercise Price for such Option or SAR (for the avoidance of doubt, if such exercise price is less than such Fair Market Value, the Option or SAR may be canceled for no consideration), or (v) cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation.

(d)           No adjustment authorized by this Section 9 shall be made in such manner that would result in the Plan or any amounts or benefits payable hereunder to fail to comply with or be exempt from Section 409A, and any such adjustment that may reasonably be expected to result in such failure shall be of no force or effect.

10.          Clawback for Misconduct or Restatement.  In the event of misconduct by a Participant which results in material harm to the Company, if any of the Company’s financial statements are restated as a result of errors, omissions, or fraud, the Board may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any such Award made to any, all or any class of Participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from any Participant shall be (i) the amount by which the affected Award or payment exceeded the amount that would have been payable to such Participant had the financial statements been initially filed as restated, (ii) shares purchased pursuant to exercise of an option that is subject to clawback hereunder or (iii) any greater or lesser amount (including, but not limited to, the entire Award) that the Board shall determine. The Board may determine to recover different amounts from different Participants or different classes of Participants on such basis as it shall deem appropriate. In no event shall the amount to be recovered by the Company from a Participant be less than the amount required to be repaid or recovered as a matter of law. The Board shall determine whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or a Subsidiary, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise.

11.          Award Payment; Dividends and Dividend Equivalents.

(a)           General.  Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions.  For a Restricted Stock Award, the certificates evidencing the Shares (to the extent that such Shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.  For a Restricted Stock Unit Award that may be settled in shares of Common Stock, the shares of Common Stock that may be issued at the end of the vesting period shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b)           Dividends and Dividend Equivalents.  Rights to  dividends  and Dividend Equivalents may be extended to and made part of any  Stock  Award, subject in each case to such terms, conditions and restrictions as the Committee may establish; provided, however, that no such dividends or Dividend Equivalents shall be paid with respect to unvested Stock Awards, including Stock Awards subject to Performance Goals.  Dividends and/or Dividend Equivalents shall not be made part of any Options or SARs.

12.          Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Award Agreements issued to a Participant, subject to the Participant’s consent if such amendment is not favorable to the Participant, except that the consent of the Participant shall not be required for any amendment made pursuant to Sections 8 and 9 of the Plan, as applicable.

13.          Assignability. Unless otherwise determined by the Committee and expressly provided for in an Award Agreement, no Award or any other benefit under the Plan shall be assignable or otherwise transferable except (1) by will or the laws of descent and distribution or (2) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of the Plan or applicable Award and in a form acceptable to the Committee.  The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer.  Any attempted assignment of an Award or any other benefit under the Plan in violation of this Section 13 shall be null and void.  Notwithstanding the foregoing, no Award may be transferred for value or consideration.

14.          No Commitment to Retain. The grant of an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Subsidiary to retain the Participant in the employ or service of the Company or a Subsidiary and/or as a member of the Board or in any other capacity, or interfere in any way with the right of the Company or a Subsidiary to terminate the services of a Participant.

15.          Securities Law Restrictions. Unless the Shares received pursuant to an Award are covered by a then current registration statement or a notification under Regulation A under the Securities Act, each Award Agreement shall contain the Participant’s acknowledgment in form and substance satisfactory to the Company that: (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act); (ii) the Participant has been advised and understands that (A) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer, and (B) the Company is under no obligation to register the Shares under the Securities Act or to take any action which would make available to the Participant any exemption from such registration; (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws and any other restrictions contained in the Plan and the applicable Award Agreement; and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Award Agreement may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (1) registration under federal or state securities laws, (2) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (3) the listing or inclusion of the Shares on any securities exchange or an automated quotation system, or (4) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer issuance of any Shares under an Award Agreement granted hereunder until any of the events described in this sentence has occurred.

16.          Withholding of Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under the Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that the number of shares of Common Stock withheld for payment of required withholding taxes must equal no more than the required minimum withholding taxes.  The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required.  If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

17.          Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to an Award unless and until such Participant has satisfied all requirements applicable to such Award, in accordance with the terms of the Plan and the applicable Award Agreement.

18.          Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Exchange Act) to satisfy the conditions of said Rule 16b-3 under the Exchange Act or its successors; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of said Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This Section shall not be applicable if no class of the Company’s equity securities is then registered pursuant to Section 12 of the Exchange Act.

19.          Code Section 409A.

(a)           Awards made under the Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent.  No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A.  Notwithstanding anything in the Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b)           Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A.  If the Committee determines that a Restricted Stock Unit Award or a Cash Award is intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

(c)           If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Code Section 409A.

20.          Amendment or Termination of the Plan. The Board may amend, suspend or terminate the Plan, but no such amendment or termination shall be made which would adversely affect any outstanding Awards without the written consent of the affected Participants. In addition, to the extent necessary to comply with Section 422 of the Code, Section 16b-3 under the Exchange Act or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed, the Company shall obtain shareholder approval of any Plan amendment or termination, except for certain changes which do not need shareholder approval, including, without limitation: (i) minor changes of a “housekeeping nature”; (ii) amending Awards under the Plan, including without limitation with respect to any option period (provided that the period during which an option is exercisable does not exceed ten years from the date the option is granted and that such option is not held by an Insider), vesting period, exercise method and frequency, subscription price (provided that the Award is not held by an Insider) and method of determining the subscription price, assignability and effect of termination of a participant’s employment or engagement or cessation of the participant’s directorship; (iii) accelerating vesting or extending the expiration date of any Award (provided that such Award is not held by an Insider), provided that the period during which an Award is exercisable does not exceed ten years from the date the Award is granted; (iv) changing the terms and conditions of any financial assistance which may be provided by the Company to participants to facilitate the purchase of Common Stock under the Plan; and (v) adding a cashless exercise feature, payable in cash or securities, whether or not providing for a full deduction of the number of underlying Common Stock from the Plan reserve.

21.          Effective Date. The Plan is effective as of the Effective Date. The grant of Incentive Stock Options under the Plan is conditioned on the approval of the shareholders of the Company within twelve (12) months after the date the Plan was so adopted by the Board.

22.          Choice of Law. The Plan and the Awards granted under the Plan shall be governed by and construed in accordance with the Laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York but otherwise without regard to conflicts of Laws principles).